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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      -------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 17, 2004
                                                        -----------------


                         CENTURY BUSINESS SERVICES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                                             22-2769024
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(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                                     0-25890
                            ------------------------
                            (Commission File Number)



                    6050 Oak Tree Boulevard South, Suite 500
                              Cleveland, Ohio 44131
                    ----------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

         Registrant's Telephone Number, Including Area Code 216-447-9000




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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Item 7(c). Exhibits

   Exhibit 99.1 Press Release of Century Business Services, Inc. dated February 17, 2004, announcing its financial results for the fourth quarter and year ended December 31, 2003.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 17, 2004, Century Business Services, Inc. (CBIZ) announced its earnings for the fourth quarter and year ended December 31, 2003. A copy of the press release is filed herewith as Exhibit 99.1.

In addition, on February 17, 2004, Century conducted its earnings conference call for the quarter and year ended December 31, 2003. On this conference call, CBIZ disclosed the following additional information: incremental first year revenue generated from cross serving was $7.7 million in 2003, which exceeded the $6.5 million of cross serving revenue generated in 2002 and the 2003 goal of $7.5 million; capital expenditures for the fourth quarter and full year 2003 were $2.5 million and $10.0 million, respectively, and capital spending is projected to be in the $10 million range in 2004; depreciation and amortization is expected to level out around $16.5 million to $17.0 million in the future; days sales outstanding (DSO) for 2003 was 82 days; and the DSO target for 2004 remains at 75 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CENTURY BUSINESS SERVICES, INC.

Date:  February 23, 2004
                                            /s/ Ware H. Grove
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                                            Ware H. Grove
                                            Chief Financial Officer